EXHIBIT 10.4

RYDER TRUCK RENTAL LT,
as Origination Trust,
RYDER TRUCK RENTAL I LP
and
RYDER TRUCK RENTAL II LP,
as UTI Beneficiaries,
RYDER TRUCK RENTAL, INC.,
as Administrative Agent,

and
RYDER TRUCK RENTAL, INC.,
as Maintenance Provider

[___]-[_]
ADMINISTRATION SUPPLEMENT
Dated as of [___]

i

ii

[___]-[_] ADMINISTRATION SUPPLEMENT
     This [___]-[_] Administration Supplement, dated as of [                    -], is among Ryder Truck Rental LT, a Delaware statutory trust (the “Trust”), Ryder Truck Rental I LP and Ryder Truck Rental II LP, each a Delaware limited partnership, as grantors and initial beneficiaries of the Trust (in such capacities, the “Grantors” and the “UTI Beneficiaries,” respectively), Ryder Truck Rental, Inc., a Florida corporation (“Ryder”), as administrative agent (in such capacity, the “Administrative Agent”), and Ryder, as maintenance provider (in such capacity, the “Maintenance Provider”).
RECITALS
     WHEREAS, the Grantors and UTI Beneficiaries, the Administrative Agent, RTRT, Inc., as trustee (the “Trustee”) of the Trust, U.S. Bank Trust National Association (as successor in interest to Delaware Trust Capital Management, Inc.), as Delaware trustee, and U.S. Bank National Association, as trust agent, have entered into that certain second amended and restated trust agreement, dated as of February 1, 1998 (the “Origination Trust Agreement”), pursuant to which the purposes of the Trust are, among other things, to take assignments and conveyances of, and hold in trust and deal, in various Trust Assets (as such term is defined in the Origination Trust Agreement);
     WHEREAS, the parties hereto have entered into that certain administration agreement, dated as of February 1, 1998 (the “Basic Administration Agreement” and, as supplemented hereby, the “Administration Agreement”), which provides for certain administration and servicing obligations with respect to the Trust Assets; and
     WHEREAS, the parties acknowledge that, in connection with the execution of the [___]-[_] Origination Trust Supplement to the Origination Trust Agreement, dated as of [                    ] (the “[___]-[_] SUBI Supplement”, and together with the Origination Trust Agreement, the “SUBI Trust Agreement”), pursuant to which one special unit of beneficial interest in the Trust (the “[___]-[_] SUBI”) will be created, it is necessary and desirable to enter into a supplemental agreement to the Basic Administration Agreement providing for specific administration and servicing obligations in connection with the Trust Assets allocable to the [___]-[_] SUBI.
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE TEN
DEFINITIONS
     Section 10.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Basic Administration Agreement, the Indenture or the SUBI Trust Agreement, as the case may be. Whenever used in this Administration Supplement, unless the context otherwise requires, the following words and phrases shall have the following meanings:

     “[___]-[_] Leases” has the meaning set forth in Section 11.01(a).
     “[___]-[_] SUBI” has the meaning set forth in the [___]-[_] SUBI Supplement.
     “[___]-[_] SUBI Certificate” has the meaning set forth in the [___]-[_] SUBI Supplement.
     “[___]-[_] SUBI Supplement” has the meaning set forth in the Recitals.
     “[___]-[_] Vehicles” has the meaning set forth in Section 11.01(a).
     “Administration Agreement” has the meaning set forth in the Recitals.
     “Administration Fee” means, with respect to the [___]-[_] SUBI Assets, the fee payable on each Payment Date equal to, for each related Monthly Period, one-twelfth of the product of (i) [___]% and (ii) the aggregate Securitization Value of all [___]-[_] Leases as of the first day of such Monthly Period, calculated and paid based on a 360-day year consisting of twelve 30-day months.
     “Administration Supplement” means this [___]-[_] Administration Supplement to the Basic Administration Agreement, as amended or supplemented from time to time.
     “Administrative Agent Letter of Credit” means a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company or financial institution having a short-term credit rating at least equal to the Required Deposit Rating and providing that the Indenture Trustee or Trust Agent, as the case may be, may draw thereupon in the event the Administrative Agent satisfies the Monthly Remittance Condition but fails to deposit SUBI Collections into the [___]-[_] SUBI Collection Account on a monthly basis.
     “Advance” means a Sales Proceeds Advance or a Financial Component Advance, as the context may require.
     “Available Funds” has the meaning set forth in the Indenture.
     “Basic Administration Agreement” has the meaning set forth in the Recitals.
     “Casualty Proceeds” means the sum of Insurance Casualty Proceeds and Salvage Casualty Proceeds.
     “Collection Period” means, with respect to any Payment Date, the three Monthly Periods immediately preceding the month in which such Payment Date occurs.
     “Commission” means the Securities and Exchange Commission.
     “Contingent and Excess Liability Insurance Policies” means those certain vehicle liability, excess liability and other Insurance Policies issued to the Administrative Agent for the benefit of the Administrative Agent, the Trust, the UTI Beneficiaries, the Transferor or the Issuer from time to time, to the extent such Insurance Policies relate to the [___]-[_] Vehicles, providing coverage in excess of $10 million per accident and permitting multiple claims in any policy period.
     “Controlling Class” has the meaning set forth in the Indenture.
     “Daily Advance Reimbursements” means amounts collected and netted on an ongoing basis from SUBI Collections by the Administrative Agent to repay Financial Component Advance amounts where (i) a Financial Component Advance amount has been recovered in a subsequent payment made by the related Lessee in respect of the Total Monthly Payment due with respect to the related [___]-[_] Lease, or (ii) a Financial Component Advance has been outstanding for at least 180 days after the due date of the invoice in respect of which such Financial Component Advance was made.
     “Default Settlement” means, with respect to any Defaulted Vehicle, a settlement of such default offered by the Administrative Agent to the related Lessee.
     “Deposit Date” means, for as long as the Monthly Remittance Condition is satisfied, the fifth Business Day following the end of each calendar month of the related Collection Period, or, in the case of the calendar month of a Collection Period immediately preceding a Payment Date, on the Business Day immediately preceding that Payment Date.
     “Disposition Expenses” means expenses and other amounts reasonably incurred by the Administrative Agent in connection with the sale or other disposition of an Expired Vehicle, a [___]-[_] Vehicle related to a Casualty Termination Lease or a Defaulted Vehicle, including discounts, Vehicle presale conditioning and refurbishment costs, finance incentives, freight, taxes, fuel, storage, sales commissions and expenses incurred in connection with making claims under any Insurance Policy.
     “Final Scheduled Payment Date” means [                    ].
     “Financial Component Advance” means either a Partial Financial Component Advance or a Full Financial Component Advance.
     “Financial Component Payment” means the payment made by a Lessee in respect of the Financial Component of the related [___]-[_] Lease.
     “Full Financial Component Advance” means, with respect to any Invoiced Vehicle Group and any Monthly Period, an amount equal to the difference between the Financial Component due and the Lessee Partial Financial Component Payment.
     “Indenture” means that certain indenture, dated as of [                    ], between the Issuer and the Indenture Trustee, as amended or supplemented from time to time.
     “Initial Aggregate Note Balance” means the aggregate initial principal amount of the Notes.

     “Insurance Casualty Proceeds” means all Insurance Proceeds received in respect of damage to a [___]-[_] Vehicle relating to a Casualty Termination Lease, net of any applicable Disposition Expenses, up to the Securitization Value of the related [___]-[_] Lease.
     “Insurance Proceeds” has the meaning set forth in the Origination Trust Agreement.
     “Invoiced Vehicle Group” means, with respect to a Monthly Period and a Lessee, one or more groups of Vehicles (which groups may include Vehicles allocated to one or more Sub-Trusts) the Total Monthly Payments for which are billed on a single invoice for such Monthly Period.
     “Issuer” means the Ryder Vehicle Lease Trust [___]-[_].
     “Lessee Partial Financial Component Payment” means, in connection with the payment by a Lessee of less than 100% of the Total Monthly Payment due with respect to an Invoiced Vehicle Group, an amount equal to the product of (i) the amount paid by the Lessee toward such Total Monthly Payment and (ii) the percentage obtained by dividing the Financial Component due by the Total Monthly Payment due, in each case with respect to such Invoiced Vehicle Group.
     “Lessee Vehicles” means all Vehicles (whether allocated to one or more Sub-Trusts) leased by the related Lessee for the related Monthly Period.
     “Like-Kind Exchange Program” means the transactions contemplated by a certain QI Master Exchange Agreement, dated as of March 20, 2006, among Ryder Truck Rental, Inc., Ryder Truck Rental LT, RTRT, Inc., Ryder Exchange, LLC and Wachovia Exchange Services, LLC, or any similar program or arrangement.
     “Majority Interest” means, with respect to the holders of Notes, the holders of a majority of the aggregate principal balance of the related Notes, except that Notes owned by the Issuer, the Transferor, the Administrator or any of their respective Affiliates will not be included in such determination.
     “Monthly Remittance Condition” has the meaning set forth in Section 11.04(b).
     “Origination Trust Agreement” has the meaning set forth in the Recitals.
     “Partial Financial Component Advance” means, with respect to any Invoiced Vehicle Group and any Monthly Period, an amount equal to the difference between (i) the product of (a) the amount paid by such Lessee with respect to the Total Monthly Payment due and (b) a percentage equal to (1) the amount paid by such Lessee with respect to the Total Monthly Payment divided by (2) the Fixed Charge due and (ii) the Lessee Partial Financial Component Payment.
     “Payment Date” means [February 15, May 15, August 15 and November 15] of each year, and, if necessary, the Note Final Payment Date (as defined in the Indenture), or, if any such day is not a Business Day, the immediately succeeding Business Day, commencing [                    ].

     “Payment Date Advance Reimbursement” has the meaning set forth in Section 11.04(a)(v)(A).
     “Rating Event” has the meaning set forth in the Indenture.
     “Reallocation Payment” means an amount equal to the Securitization Value of the related [___]-[_] Lease.
     “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
     “Repurchase Payment” means, with respect to events causing the Administrative Agent to have an obligation to repurchase a [___]-[_] Lease and the related [___]-[_] Vehicle, the Securitization Value as of the date specified for such repurchase pursuant to Section 11.03.
     “Required Percentage” means the holders of not less than 66 2/3% of the aggregate outstanding principal balance of the Controlling Class or certificate percentage interest of the Trust Certificates, as the case may be, except that Securities owned by the Issuer, the Transferor, the Administrator or any of their respective Affiliates will not be included in such determination.
     “Residual Value Loss” means, in respect of a Collection Period, the amount, if any, by which the aggregate net proceeds (excluding any Insurance Proceeds) from the sale or other disposition of [___]-[_] Vehicles during such Collection Period are less than the aggregate Securitization Values of the related [___]-[_] Leases determined immediately preceding termination of such [___]-[_] Leases.
     “Residual Value Surplus” means, with respect to any Expired Vehicle, the amount, if any, by which Sales Proceeds (excluding any Insurance Proceeds) exceed the Securitization Value of the related [___]-[_] Lease as of the effective date of termination of such [___]-[_] Lease.
     “Sales Proceeds” means, with respect to any Expired Vehicle or Defaulted Vehicle, all proceeds received from the sale or other disposition of such Expired Vehicle or Defaulted Vehicle (including any applicable Insurance Proceeds), less all applicable Disposition Expenses, and in the case of an Expired Vehicle, any outstanding Sales Proceeds Advance.
     “Sales Proceeds Advance” means the amount advanced by the Administrative Agent to the Issuer on a Deposit Date equal to the Securitization Value of a [___]-[_] Lease relating to a [___]-[_] Vehicle that, during the related Collection Period, became an Expired Vehicle and was not sold by the Administrative Agent.
     “Salvage Casualty Proceeds” means any proceeds received from the sale of a [___]-[_] Vehicle related to a Casualty Termination Lease at salvage, net of any applicable Disposition Expenses.

     [“Securitization Rate” means, with respect to a [___]-[_] Lease, an annualized rate that is calculated as the sum of (i) [___], (ii) the Administration Fee and (iii) [___]%.]
     “Securitization Value” means, with respect to any [___]-[_] Lease, the value calculated by the Administrative Agent equal to: (i) as of the Cutoff Date, the Net Book Value of such [___]-[_] Lease and the related [___]-[_] Vehicle, (ii) as of its Maturity Date, the Residual Value f such [___]-[_] Vehicle and (iii) as of any other date, the present value, discounted at the Securitization Rate, of the sum of (a) the aggregate Financial Component of Total Monthly Payments remaining to be made and (b) the Residual Value of such [___]-[_] Vehicle.
     [“Senior Swap Termination Payment” means any Swap Termination Payment other than a Subordinate Swap Termination Payment.]
     “Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
     “Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the asset-backed securities market) of the [___]-[_] Leases and [___]-[_] Vehicles but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the [___]-[_] Leases and [___]-[_] Vehicles under the direction or authority of the Administrative Agent or a Subservicer.
     “SUBI Collections” means, with respect to any Collection Period, the net amount collected or received by the Administrative Agent in respect of the [___]-[_] SUBI Assets during the three Monthly Periods comprising such Collection Period of: (i) the Financial Component of all Total Monthly Payments (net of any Daily Advance Reimbursements); (ii) Sales Proceeds (including Residual Value Surplus), Casualty Proceeds (up to an amount equal to the Securitization Value of the related [___]-[_] Vehicle), Insurance Proceeds and Termination Proceeds; (iii) Reallocation Payments made by the Administrative Agent; (iv) Termination Value Payments (up to an amount equal to the Securitization Value of the related [___]-[_] Vehicle); (v) any Termination Settlement paid by an Obligor to the Administrative Agent (up to an amount equal to the Securitization Value of the related [___]-[_] Vehicle); and (vi) the Securitization Value payments from the Administrative Agent’s purchase of any [___]-[_] Vehicle (to the extent not duplicative of any of clauses (i) through (v) above).
     [“Subordinate Swap Termination Payment” means any Swap Termination Payment resulting from a Swap Termination where the Swap Counterparty is the Defaulting Party or sole Affected Party (as defined in the Swap Agreement) other than Swap Terminations arising from a Tax Event or Illegality (each as defined in the Swap Agreement).]
     “Subservicer” means any Person that services the [___]-[_] Leases and [___]-[_] Vehicles on behalf of the Administrative Agent or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Administrative Agent under this Agreement that are identified in Item 1122(d) of Regulation AB.

     [“Swap Agreement” means the 1992 ISDA Master Agreement dated as of [                    ], including all schedules, credit support annexes and confirmations thereto, between the Issuer and the Swap Counterparty, as modified, amended, supplemented, renewed, extended or replaced from time to time.]
     [“Swap Counterparty” means [                    ], as the swap counterparty under the Swap Agreement, or any successor or replacement swap counterparty from time to time.]
     [“Swap Payments Incoming” means on any Payment Date the net amount, if any, then payable by a Swap Counterparty to the Issuer, excluding any Senior Swap Termination Payments and Subordinate Swap Termination Payments.]
     [“Swap Payments Outgoing” means on any Payment Date the net amount, if any, then payable by the Issuer to a Swap Counterparty, excluding any Senior Swap Termination Payments and Subordinate Swap Termination Payments.]
     [“Swap Termination Payment” means each of a Senior Swap Termination Payment or a Subordinate Swap Termination Payment, as applicable.]
     “Termination Proceeds” means, with respect to any Defaulted Vehicle, an amount equal to the sum of (i) any payment received from the related Lessee in respect of the Termination Value of the Defaulted Vehicle (including any Default Settlement) and (ii) the Sales Proceeds.
     “Termination Settlement” means, with respect to any [___]-[_] Lease terminated pursuant to the related Lessee’s exercise of the Annual Termination Option where such [___]-[_] Lease requires the related Lessee to purchase such Vehicle for its Termination Value, a settlement offered by the Administrative Agent to such Lessee to release such Lessee from such requirement.
     “Trust Agreement” means that certain trust agreement, as amended and restated as of [                    ], between the Transferor and the Owner Trustee.
     “Trust Certificate” has the meaning set forth in the Trust Agreement.
     “Trustee” has the meaning set forth in the Recitals.
     “Vehicle Representation Date” means, with respect to any [___]-[_] Vehicle, the Cutoff Date.
     Section 10.02. Interpretative Provisions. For all purposes of this Administration Supplement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Administration Supplement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein”, “hereof” and the like shall refer to this Administration Supplement as a whole and not to any particular part, Article or Section within this Administration Supplement, (iii) references to a Section such as “Section 11.01” or an Article such as “Article Eleven” shall refer to the applicable Section or Article of this Administration Supplement, (iv) the term “include” and all variations thereof shall mean

“include without limitation”, (v) the term “or” shall include “and/or” and (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC.
ARTICLE ELEVEN
SERVICING OF THE [___]-[_] LEASES AND [___]-[_] VEHICLES
     Section 11.01. Identification of [___]-[_] Vehicles and [___]-[_] Leases; Securitization Value.
     (a) The Administrative Agent hereby identifies and allocates as [___]-[_] SUBI Assets the Vehicles more particularly described on Exhibit A hereto and the Leases relating to such Vehicles (respectively, the “[___]-[_] Leases and the “[___]-[_] Vehicles”). Exhibit A shall set forth as to each [___]-[_] Lease or [___]-[_] Vehicle, as the case may be, the (i) vehicle identification number, (ii) date of origination, (iii) Net Book Value as of [                    ], (iv) Residual Value, (v) Financial Component, (vi) Fixed Charge and (vii) number of months remaining from the Cutoff Date to the month in which the Maturity Date occurs.
     (b) The Administrative Agent shall calculate a Securitization Value for each [___]-[_] Lease. For each [___]-[_] Lease, the Financial Component of Total Monthly Payments will equal the constant payment required to amortize the Net Book Value of such [___]-[_] Lease and the related [___]-[_] Vehicle to the Residual Value of such [___]-[_] Vehicle over the related Lease Term at the Securitization Rate
     Section 11.02. Extensions; Administrative Modifications and Fixed Charge; Term.
     (a) If the Administrative Agent grants a Lease Term extension of more than 6 months or an extension that extends beyond the Final Scheduled Payment Date for the Class B-1 Notes, with respect to any [___]-[_] Lease, the Administrative Agent shall, on the related Deposit Date, (i) deposit or cause to be deposited into the [___]-[_] SUBI Collection Account an amount equal to the Securitization Value of the related [___]-[_] Lease as of the last day of the related Collection Period and (ii) direct the Trustee to either reallocate such [___]-[_] Lease and the related [___]-[_] Vehicle from the [___]-[_] SUBI to the UTI or cause such [___]-[_] Lease and [___]-[_] Vehicle to be conveyed to the Administrative Agent as described in Section 11.03.
     (b) The Administrative Agent shall not exercise its power under any [___]-[_] Lease to (i) modify the Fixed Charge portion of the Total Monthly Payment of any [___]-[_] Lease as in effect as of the Cutoff Date, except when implementing in the ordinary course of business the inflation indexing provisions thereof (provided, that the modified Fixed Charge will not be less than the Financial Component of the related [___]-[_] Lease) or (ii) except as set forth in Section 11.02(a), modify the Lease Term of any [___]-[_] Lease as in effect as of the Cutoff Date. The Financial Component of each [___]-[_] Lease will be established as of the Cutoff Date and may not be changed during the Lease Term, except in connection with a change in the billing cycle to the related obligor (i.e. a change from monthly to weekly billing, etc.). In the event the Administrative Agent modifies the Fixed Charge, the Financial Component or the Lease Term of any [___]-[_] Lease (other than as permitted under Section 11.02(a)) in effect as of the Cutoff Date pursuant to the terms of this Section 11.02(b), the Administrative Agent shall, on the

Deposit Date related to the Collection Period in which such modification occurs, (i) deposit or cause to be deposited into the [    ]-[    ] SUBI Collection Account an amount equal to the Securitization Value of the related [    ]-[    ] Lease as of the last day of the related Collection Period and (ii) direct the Trustee to either reallocate such [    ]-[    ] Lease and the related [    ]-[    ] Vehicle from the [    ]-[    ] SUBI to the UTI or cause such [    ]-[    ] Lease and [    ]-[    ] Vehicle to be conveyed to the Administrative Agent as described in Section 11.03.
     Section 11.03. Reallocation and Repurchase of [___]-[_] Leases and [___]-[_] Vehicles.
     (a) The Administrative Agent hereby makes to the other parties hereto and the parties to the SUBI Trust Agreement the representations and warranties contained in Section 2.05(a) of the Basic Administration Agreement as to each [___]-[_] Lease and [___]-[_] Vehicle as of the Vehicle Representation Date. The Administrative Agent also hereby represents and warrants that it used no adverse selection procedures in selecting any of the [___]-[_] Leases for inclusion in the [___]-[_] SUBI and that it is not aware of any bias in the selection of the [___]-[_] Leases which would cause delinquencies or losses on the [___]-[_] Leases to be worse than any other Leases held by the Origination Trust; provided, however, that the Administrative Agent can make no assurance as to the actual delinquencies or losses on the [___]-[_] Leases. For purposes of this Section, all references in Section 2.05 of the Basic Administration Agreement to “this Agreement” shall be deemed to be references to the Administration Agreement as defined herein.
     (b) In addition to the requirements set forth in Section 2.05 of the Basic Administration Agreement, the Administrative Agent shall be required to purchase a [___]-[_] Vehicle prior to the Maturity Date of the related [___]-[_] Lease and remit to the [___]-[_] SUBI Collection Account an amount equal to the Securitization Value of such [___]-[_] Lease as of the effective date of termination if: (i) such [___]-[_] Lease becomes a Casualty Termination Lease, and, pursuant to such [___]-[_] Lease, the Administrative Agent is responsible for paying for the loss or theft of or damage to such [___]-[_] Vehicle; (ii) the Administrative Agent re-rates such [___]-[_] Vehicle for excess mileage and such change reduces the Residual Value or changes the Lease Term, other than as permitted under Section 11.02(a); (iii) at the request of the related Lessee, the Administrative Agent permits such Lessee to terminate such [___]-[_] Lease other than through exercise of the Annual Termination Option; (iv) the related Lessee exercises the Annual Termination Option or such [___]-[_] Lease becomes a Default Termination Lease and the Administrative Agent (A) releases such Lessee from any applicable obligation to purchase such [___]-[_] Vehicle for its Termination Value (except in connection with a Default Settlement or a Termination Settlement) or (B) neither demands that such Lessee so purchase such [___]-[_] Vehicle nor offers a Termination Settlement or Default Settlement to such Lessee for such [___]-[_] Vehicle; or (v) the related Lessee exercises the Annual Termination Option or such [___]-[_] Lease becomes a Default Termination Lease and such [___]-[_] Lease has been amended to eliminate any obligation of such Lessee to thereupon purchase such [___]-[_] Vehicle for its Termination Value.
     (c) [Reserved].
     (d) The sole remedy of the Trust, the Related Beneficiary and the Related Holder with respect to events causing the Administrative Agent to repurchase certain [___]-[_] Vehicles as provided herein, shall be to require the Administrative Agent to make the payment of the

Securitization Value, as set forth herein. The obligation of the Administrative Agent under this Section shall survive any termination of the Administrative Agent hereunder.
     (e) Notwithstanding Section 2.05(g) of the Basic Administration Agreement, the Administrative Agent may make Special Event Purchases with respect to [___]-[_] Vehicles relating to [___]-[_] Leases that have an initial Securitization Value of no more than (i) 5% of the Initial Note Balance in any calendar year or (ii) 10% of the Initial Note Balance in the aggregate.
     (f) In connection with the purchase by the Administrative Agent of an Expired Vehicle pursuant to Section 2.05(f) of the Basic Administration Agreement, with respect to the related [___]-[_] Lease, in the event that (i) no Sales Proceeds Advance has been made, the purchase price of such Expired Vehicle will equal the Securitization Value of such [___]-[_] Lease as of the date of expiration and (ii) a Sales Proceeds Advance has been made, no additional amounts need be remitted by the Administrative Agent; provided, however, that in connection with such purchase, the Administrative Agent shall relinquish all rights to reimbursement of any such Sales Proceeds Advance.
     (g) In the event any [___]-[_] Lease and the related [___]-[_] Vehicle are reallocated to the UTI, until such time thereafter, if ever, as such Lease and Vehicle are allocated to an Other SUBI, the Administrative Agent shall indemnify, defend and hold harmless the original Beneficiaries from and against any and all loss or liability with respect to or resulting from such Lease or Vehicle (including the reasonable fees and expenses of counsel).
     (h) [Immediately prior to the sale or disposition of a Defaulted Vehicle or a [___][-] Lease that has reached its Maturity Date (a “Matured Vehicle”), the Administrative Agent may reallocate such Matured Vehicle or Defaulted Vehicle from the [___]-[_] SUBI to the UTI for purposes of implementing the Like Kind Exchange Program. In connection with such reallocation, the Administrative Agent will cause to be deposited into the [___]-[_] SUBI Collection Account the Reallocation Payments no later than two Business Days after such reallocation, or, if the Monthly Remittance Condition is met, the Administrative Agent shall be permitted to retain the Reallocation Payments received during a Collection Period until such amounts are required to be disbursed on the next Payment Date. Upon receipt of the Reallocation Payments, the [___]-[_] SUBI shall have no claim against or interest in such Matured or Defaulted Vehicle.]
     Section 11.04. Collections and Payment Date Advance Reimbursements.
     (a) The Administrative Agent shall, with respect to SUBI Collections and amounts in respect of the [___]-[_] SUBI Certificate, from time to time, determine the respective amounts and recipients and:
     (i) during each Collection Period, in addition to the deposits required by Section 2.06 of the Basic Administration Agreement, deposit in the [___]-[_] SUBI Collection Account those amounts specified in Section 11.02, all Reallocation Payments and Repurchase Payments pursuant to Section 11.03 [and all Swap Payments Incoming];

     (ii) on or prior to each Deposit Date, deposit in the [___]-[_] SUBI Collection Account, all Advances, any Residual Value Surplus from the sale of an Expired Vehicle for which the Administrative Agent made a Sales Proceeds Advance and any Sales Proceeds from the disposition of an Expired Vehicle at auction for which the Administrative Agent was reimbursed during the related Collection Period pursuant to Section 11.07;
     (iii) [reserved];
     (iv) [reserved];
     (v) on each Payment Date, pursuant to the Payment Date Certificate, allocate Available Funds and instruct the Trustee (acting through the Trust Agent) to make, no later than 11:00 a.m., New York City time, the following deposits and distributions in the following amounts and order of priority:
     (A) upon presentation of an Officer’s Certificate of the Administrative Agent setting forth the basis for the determination of the amount to be transferred, to the Administrative Agent the sum of any outstanding Sales Proceeds Advances which have been outstanding as of the end of the related Collection Period for at least 270 days (collectively, the “Payment Date Advance Reimbursement”);
     (B) to or on behalf of the Administrative Agent, the Administration Fee in respect of the related Collection Period, together with any unpaid Administration Fees in respect of one or more prior Collection Periods; and
     (C) to the Note Distribution Account, the Reserve Fund, the Certificate Distribution Account [and the Swap Counterparty], such distributions in the amounts and order of priority as set forth in Sections 8.04(a) and 10.01 of the Indenture; and
     (vi) on each Payment Date, instruct the Trustee (acting through the Trust Agent), in writing to transfer all net investment earnings on the [___]-[_] SUBI Collection Account to the Reserve Fund.
     (b) Notwithstanding Section 2.06 of the Basic Administration Agreement, the Administrative Agent shall be permitted to retain the amounts provided for in such Section received during a Monthly Period until the related Deposit Date, for so long as the following requirements are met (collectively, the “Monthly Remittance Condition”):
     (i) (A) Ryder (or its successors pursuant to Section 2.13(b) of the Basic Administration Agreement) is the Administrative Agent, (B) Ryder’s short-term debt is rated at least “A-2” by S&P, “Prime-2” by Moody’s or “F-2” by Fitch (or within one rating category thereof), or is otherwise acceptable to, each Rating Agency and (C) no Administrative Agent Default has occurred; or
     (ii) if (A) the Administrative Agent obtains an Administrative Agent Letter of Credit under which demands for payment may be made to secure timely remittance of

monthly SUBI Collections to the [    ]-[    ] SUBI Collection Account and (B) the Trustee, the Indenture Trustee and the Owner Trustee are provided with confirmation from each Rating Agency to the effect that the use of an alternative remittance schedule will not result in a Rating Event.
Pending deposit into the [___]-[_] SUBI Collection Account, SUBI Collections (other than the Maintenance Component of Total Monthly Payments) may be employed by the Administrative Agent at its own risk and for its own benefit and shall not be segregated from its own funds; [provided, that the Administrative Agent shall be permitted to apply Sales Proceeds for the acquisitions of leases and vehicles through the Like-Kind Exchange Program, in which case it shall remit a like amount from its own funds for allocation in the manner otherwise applicable to such Sales Proceeds. Notwithstanding anything to the contrary set forth herein or in the Origination Trust Agreement, amounts in the escrow account established pursuant to the Like-Kind Exchange Program shall not be subject to any lien so long as the Monthly Remittance Condition is satisfied].
     (c) If, with respect to an Invoiced Vehicle Group, the related Lessee pays (i) the Total Monthly Payment, the Administrative Agent shall deposit from such payment into the [___]-[_] SUBI Collection Account the Financial Component related to such Invoiced Vehicle Group and (ii) less than the Total Monthly Payment due, the Administrative Agent shall deposit from such payment into the [___]-[_] SUBI Collection Account an amount equal to the Lessee Partial Financial Component Payment.
     (d) Payments on the [___]-[_] Leases shall be allocated pro rata using the Financial Component and the Maintenance Component thereof. During each Collection Period, all payments in respect of the Maintenance Component either will not be deposited into the related Collection Account or will be withdrawn daily therefrom and, in each case, all such payments shall be paid to or retained by the Maintenance Provider.
     Section 11.05. Net Deposits. Notwithstanding anything to the contrary contained in this Administration Supplement, for so long as Ryder is the Administrative Agent, the Administrative Agent shall be permitted to deposit into the [___]-[_] SUBI Collection Account only the net amount distributable to the Issuer, as holder of the [___]-[_] SUBI Certificate, on the related Deposit Date. The Administrative Agent shall, however, account to the Issuer, the Trustee, the Trustee Agent, the Indenture Trustee (or any successor to the duties of the Indenture Trustee), the Owner Trustee and the holders of Rated Securities as if all of the deposits and distributions described herein were made individually.
     Section 11.06. Servicing Compensation.
     (a) As compensation for the performance of its obligations under the Administration Agreement, the Administrative Agent shall be entitled to receive the Administration Fee with respect to the [___]-[_] SUBI Assets.
     (b) The Administrative Agent shall also be entitled to additional administration and servicing compensation with respect to the [___]-[_] SUBI Assets in the form of, among other

things, expense reimbursement and any other administrative fees or similar charges under the [    ]-[    ] Leases, including any late payment fees now or later in effect.
     Section 11.07. Advances.
     (a) If a Lessee’s actual payments with respect to an Invoiced Vehicle Group are less than the Total Monthly Payments due with respect thereto during a Collection Period, and are (i) greater than or equal to the Fixed Charge for such Invoiced Vehicle Group, the Administrative Agent shall make a Full Financial Component Advance or (ii) less than the Fixed Charge for such Invoiced Vehicle Group, the Administrative Agent shall make a Partial Financial Component Advance, in each case on or before the related Deposit Date.
     (b) On each Deposit Date, the Administrative Agent shall make, by deposit into the [___]-[_] SUBI Collection Account, Sales Proceeds Advances. After the Administrative Agent has made a Sales Proceeds Advance with respect to an Expired Vehicle, the Issuer shall have no claim against or interest in such Expired Vehicle or any Sales Proceeds resulting from the sale or other disposition thereof, except with respect to any related Residual Value Surplus. If the Administrative Agent shall sell or otherwise dispose of an Expired Vehicle after having made a Sales Proceeds Advance, the Issuer may retain all of such Sales Proceeds Advance, and the Administrative Agent shall retain the related Sales Proceeds up to the Securitization Value of the related [___]-[_] Lease, and shall deposit the Residual Value Surplus, if any, into the [___]-[_] SUBI Collection Account. If the Sales Proceeds are less than the Securitization Value of the related [___]-[_] Lease, the Administrative Agent may deduct the difference from SUBI Collections in respect of one or more future Collection Periods. If the Administrative Agent has not sold an Expired Vehicle within 270 days after it has made a Sales Proceeds Advance, it shall be reimbursed for such Sales Proceeds Advance from the [___]-[_] SUBI Collection Account. Within six months of receiving such reimbursement, if the related [___]-[_] Vehicle has not been sold, the Administrative Agent shall cause such [___]-[_] Vehicle to be sold at auction and shall remit the proceeds associated with such auction sale to the [___]-[_] SUBI Collection Account.
     (c) Notwithstanding anything to the contrary in the Administration Agreement, the Administrative Agent shall be required to make Advances only to the extent that it determines that such Advance will be recoverable from future payments on or in respect of the related [___]-[_] Lease or [___]-[_] Vehicle.
     Section 11.08. Third Party Claims. In addition to the requirements set forth in Section 2.08 of the Basic Administration Agreement, the Administrative Agent shall immediately notify the Transferor (in the event that Ryder is not acting as Administrative Agent) and the Indenture Trustee upon learning of a claim or Lien of whatever kind of a third party that would materially and adversely affect the interests of the Transferor or the Trust with respect to the [___]-[_] SUBI Assets.
     Section 11.09. Contingent and Excess Liability Insurance Policies. So long as any Securities are outstanding, the Administrative Agent shall maintain and pay when due all premiums with respect to, and the Administrative Agent may not terminate or cause the termination of, any Contingent and Excess Liability Insurance Policy unless (i) a replacement Insurance Policy is obtained that provides coverage against third party claims that may be raised

against the Trust or the Trustee on behalf of the Trust with respect to any [    ]-[    ] Vehicle in an amount at least equal to $10 million per claim (which Insurance Policy may be a blanket Insurance Policy covering the Administrative Agent and one or more of its Affiliates) and (ii) in the case of Rated Securities, each Rating Agency has delivered a letter to the Trustees to the effect that such termination or any replacement insurance would not result in a Rating Event. The obligations of the Administrative Agent pursuant to this Section shall survive any termination of the Administrative Agent’s other obligations under the Administration Agreement until such time as claims can no longer be brought that would be covered by such Insurance Policies, whether as a result of the expiration of relevant statutes of limitations or otherwise.
     Section 11.10. Reporting by the Administrative Agent; Delivery of Certain Documentation.
     On or prior to the Closing Date, and periodically thereafter as required in order to update the contents thereof upon any changes in the matters certified therein, the Administrative Agent shall furnish to the Trustee and the Related Beneficiary an Officer’s Certificate listing the officers of the Administrative Agent involved in, or responsible for, the servicing of the [___]-[_] Leases.
     Section 11.11. Assessment of Compliance and Annual Accountants’ Attestation. (a) Within 90 days after the end of the Issuer’s fiscal year (commencing with the fiscal year [___]) for which a Form 10-K is required to be filed on behalf of the Issuer, the Administrative Agent shall:
     (i) deliver to the Issuer and the Administrator a report regarding the Administrative Agent’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Issuer and signed by an authorized officer of the Administrative Agent, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit C hereto delivered to the Issuer and the Administrator concurrently with the execution of this Agreement;
     (ii) deliver to the Issuer and the Administrator a report of a registered public accounting firm reasonably acceptable to the Issuer and the Administrator that attests to, and reports on, the assessment of compliance made by the Administrative Agent and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;
     (iii) cause each Subservicer and each Subcontractor determined by the Administrative Agent to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Issuer and the Administrator an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and

     (iv) if requested by the Administrator, acting on behalf of the Issuer, deliver to the Issuer and the Administrator and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction a certification in the form attached hereto as Exhibit B.
The Administrative Agent acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Administrative Agent pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. The Administrator, acting on behalf of the Issuer, will not request delivery of a certification under clause (a)(iv) above unless the Transferor is required under the Exchange Act to file an annual report on Form 10-K with respect to an Issuer whose asset pool includes the [___]-[_] SUBI Certificate.
          (b) Each assessment of compliance provided by a Subservicer pursuant to Section 11.11 shall address each of the Servicing Criteria specified on a certification to be delivered to the Administrative Agent, Issuer and the Administrator on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 11.11 need not address any elements of the Servicing Criteria other than those specified by the Administrative Agent and the Issuer on the date of such appointment.
     Section 11.12. Annual Officer’s Certificate. On or before March 30 of each year, commencing with March 30, [___], the Administrative Agent shall deliver an Officer’s Certificate to the Issuer, the Indenture Trustee, each Rating Agency and the Owner Trustee to the effect that (i) a review of the activities of the Administrative Agent during the preceding 12-months ended December 31 (or such shorter period in the case of the first such Officer’s Certificate) and of the performance of its obligations under this Agreement has been made under such officer’s supervision and (ii) to such officer’s knowledge, based on such review, the Administrative Agent has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
     Section 11.13. Administrative Agent Defaults; Termination of Administrative Agent.
     (a) In addition to the provisions of Section 5.01(a) of the Basic Administration Agreement, any of the following acts or occurrences shall constitute an Administrative Agent Default under the Administration Agreement:
     (i) the Administrative Agent shall fail to maintain or pay when due the premium in respect of any Contingent and Excess Liability Insurance Policy, which failure continues for ten Business Days after discovery of such failure by an officer of the Administrative Agent or receipt by the Administrative Agent of written notice thereof by the Trustee or a Holder;
     (ii) the Administrative Agent shall fail to deliver to the Indenture Trustee any report required to be delivered to the Indenture Trustee or the Issuer pursuant to the Basic Documents to which the Administrative Agent is a party, which failure continues for 60

Business Days after discovery of such failure by an officer of the Administrative Agent or receipt by the Administrative Agent of written notice thereof by the Indenture Trustee; or
     (iii) the Administrative Agent shall fail to cause the delivery to the Indenture Trustee for distribution to the Noteholders or to the Owner Trustee for distribution to the Certificateholders any required payment or fail to deliver to the Trustee (acting through the Trust Agent) for distribution to the Indenture Trustee and the Owner Trustee any required payment, which failure continues for five Business Days after discovery of such failure by an officer of the Administrative Agent or receipt by the Administrative Agent of notice thereof from the Indenture Trustee, the Owner Trustee or holders of Securities evidencing not less than 25% of the Controlling Class, voting together as a single class;
provided, however, that any such failure with respect to the [___]-[_] SUBI shall be an Administrative Agent Default only with respect to the [___]-[_] SUBI and not with respect to any other Sub-Trust; provided, further, any default under Sections 5.01(a)(i), 5.01(a)(ii), 5.01(a)(v) and 5.01(a)(vi) of the Basic Administration Agreement with respect to the UTI or an Other SUBI shall not constitute an Administrative Default hereunder.
     Notwithstanding any of the foregoing and Section 5.01(a) of the Basic Administration Agreement, a delay or failure of performance referred to in Section 5.01(a)(vi) of the Basic Administration Agreement for a period of 45 Business Days, in Section 5.01(a)(ii) of the Basic Administration Agreement for a period of 120 days, in Section 5.01(a)(v) of the Basic Administration Agreement for a period of 60 days, will not constitute an Administrative Agent Default if that delay or failure of performance was caused by a Force Majeure Event.
     (b) Upon the occurrence of any Administrative Agent Default under the Administration Agreement, in addition to the requirements set forth in Section 5.01(b) of the Basic Administration Agreement, the Administrative Agent shall provide to the Indenture Trustee, the Owner Trustee, [the Swap Counterparty] and any holders of Rated Securities, prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.
     (c) In addition to the provisions of Section 5.01(c) of the Basic Administration Agreement, if an Administrative Agent Default shall have occurred and be continuing with respect to the [___]-[_] SUBI, the Trustee on behalf of the Trust shall, at the direction of the holder of the [___]-[_] SUBI Certificates, by notice given to the Administrative Agent, each Rating Agency and the Related Beneficiary, terminate the rights and obligations of the Administrative Agent under this Administration Supplement in accordance with such Section. In the event the Administrative Agent is removed as administrative agent with respect to servicing the [___]-[_] SUBI Assets, subject to the consent of the Trustee, the holder of the [___]-[_] Controlling Class shall appoint a successor Administrative Agent. The successor Administrative Agent shall accept its appointment by a written assumption in a form acceptable to the Trustee. Such successor Administrative Agent shall be approved by the Trustee, such approval not to be unreasonably withheld. With respect to any Administrative Agent Default related to the [___]-[_] SUBI Assets, the Trustee, acting on the direction of the holder of the [___]-[_] Controlling Class, may waive any default of the Administrative Agent. For purposes of this Section, so long as the Lien of the Indenture is in place, the holder of the [___]-[_] SUBI Certificate shall be

deemed to be the Indenture Trustee (as Registered Pledgee of the [    ]-[    ] SUBI Certificate), acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders.
     (d) In the event the Administrative Agent is removed with respect to administrating and servicing the [___]-[_] SUBI Assets, the Administrative Agent shall be entitled to reimbursement for any outstanding Advances made pursuant to this Administration Supplement, to the extent of the funds available therefore with respect to all Advances made by the Administrative Agent.
     Section 11.14. Administrative Agent Representations and Warranties. Effective as of the date hereof, the Administrative Agent hereby reaffirms the representations and warranties set forth in Section 7.01 of the Basic Administration Agreement. For purposes of this Section, references in Section 7.01 of the Basic Administration Agreement to “this Agreement” shall be deemed to refer to the Administration Agreement as defined herein.
     Section 11.15. Appointment of Subservicer or Subcontractor.
     (a) The Administrative Agent may at any time appoint a Subservicer to perform all or any portion of its obligations as Administrative Agent hereunder; provided however, that the Administrative Agent shall remain obligated and be liable to the Owner Trustee, the Indenture Trustee and the Securityholders for the servicing and administering of the [___]-[_] Leases and [___]-[_] Vehicles in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Subservicer and to the same extent and under the same terms and conditions as if the Administrative Agent alone were servicing and administering the [___]-[_] Leases and [___]-[_] Vehicles. The fees and expenses of any Subservicer shall be as agreed between the Administrative Agent and such Subservicer from time to time, and none of the Owner Trustee, the Indenture Trustee, the Issuer or the Securityholders shall have any responsibility therefor.
          (b) The Administrative Agent shall cause any Subservicer used by the Administrative Agent (or by any Subservicer) for the benefit of the Issuer to comply with the reporting and compliance provisions of this Agreement to the same extent as if such Subservicer were the Administrative Agent, and to provide the information required with respect to such Subservicer as is required to file all required reports with the Commission. The Administrative Agent shall be responsible for obtaining from each Subservicer and delivering to the Issuer and the Administrator any servicer compliance statement required to be delivered by such Subservicer under Section 11.12, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 11.11 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 11.11(a)(iv) as and when required to be delivered.
          (c) The Administrative Agent shall promptly upon request provide to the Issuer or the Administrator, acting on behalf of the Issuer, a written description (in form and substance satisfactory to the Issuer and the Administrator) of the role and function of each Subcontractor utilized by the Administrative Agent or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which, if any, of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which, if any, elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.
          As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Administrative Agent shall cause any such Subcontractor used by the Administrative Agent (or by any Subservicer) for the benefit of the Issuer and the Transferor to comply with the reporting and compliance provisions of this Agreement to the same extent as if such Subcontractor were the Administrative Agent. The Administrative Agent shall be responsible for obtaining from each Subcontractor and delivering to the Issuer and the Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor, in each case as and when required to be delivered.
     Section 11.16. Information to be Provided by the Administrative Agent.
     (a) At the request of the Administrator, acting on behalf of the Issuer, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Administrative Agent shall (or shall cause each Subservicer to) (i) notify the Issuer and the Administrator in writing of any material litigation or governmental proceedings pending against the Administrative Agent or any Subservicer and (ii) provide to the Issuer and the Administrator a description of such proceedings.
     (b) As a condition to the succession to the Administrative Agent or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Administrative Agent or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Administrative Agent or any Subservicer, the Administrative Agent shall provide to the Issuer, the Administrator and the Transferor, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer and the Administrator of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Issuer and the Administrator, all information reasonably requested by the Issuer or the Administrator, acting on behalf of the Issuer, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.
     (c) In addition to such information as the Administrative Agent, as servicer, is obligated to provide pursuant to other provisions of this Agreement and the Indenture, if so requested by the Issuer or the Administrator, acting on behalf of the Issuer, the Administrative Agent shall provide such information regarding the performance or servicing of the [___]-[_] Leases and [___]-[_] Vehicles as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Administrative Agent under this Agreement and the Indenture, commencing with the first such report due not less than ten Business Days following such request.
     Section 11.17. Remedies.

     (a) The Administrative Agent shall be liable to the Issuer, the Administrator and the Transferor for any monetary damages incurred as a result of the failure by the Administrative Agent, any Subservicer or any Subcontractor to deliver any information, report, certification, attestation, accountants’ letter or other material when and as required under Section 11.11, including any failure by the Administrative Agent to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and shall reimburse the applicable party for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Administrative Agent, any Subservicer, or any Subcontractor.
     (b) The Administrative Agent shall promptly reimburse the Issuer and the Administrator for all reasonable expenses incurred by the Issuer or Administrator as such are incurred, in connection with the termination of the Administrative Agent as servicer and the transfer of servicing of the [___]-[_] Leases and [___]-[_] Vehicles to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Issuer or Administrator may have under other provisions of this Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.
     Section 11.18. Purchase of the [___]-[_] SUBI Certificate.
     (a) The Administrative Agent shall be permitted at its option (the “Optional Purchase”) to purchase the [___]-[_] SUBI Certificate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the aggregate Securitization Value is less than or equal to 10% of the aggregate Securitization Value as of the Cutoff Date. The purchase price for the [___]-[_] SUBI Certificate shall equal the Note Balance, together with the interest thereon accrued during the related Accrual Period [plus any amounts due to the Swap Counterparty] (the “Optional Purchase Price”), which amount shall be deposited by the Administrative Agent into the SUBI Collection Account on the Deposit Date related to such Payment Date. If the Administrative Agent exercises the Optional Purchase, the Notes shall be redeemed, in whole but not in part on the related Payment Date, and thereupon the pledge of the [___]-[_] SUBI Certificate shall be discharged and released and the [___]-[_] SUBI Certificate shall be returned to the Transferor.
     (b) If the Notes are to be redeemed pursuant to this Section, the Administrative Agent or the Administrator, on behalf of the Issuer, shall provide at least 45 days’ prior notice of the redemption of the Notes to the Indenture Trustee and the Owner Trustee, and the Indenture Trustee shall provide at least 30 days’ notice thereof to the Noteholders [and the Swap Counterparty]. The Administrator or the Owner Trustee shall furnish each Rating Agency notice of such redemption.
     (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Trust Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations to make payments to Trust Certificateholders of, the Indenture Trustee pursuant to this Agreement.

ARTICLE TWELVE
MAINTENANCE OF [___]-[_] VEHICLES
     Section 12.01. Maintenance Provider Default; Termination of Maintenance Provider.
     (a) Upon the occurrence of any Maintenance Provider Default under the Administration Agreement, in addition to the requirements set forth in Section 6.01(b) of the Basic Administration Agreement, the Administrative Agent shall provide to the Indenture Trustee, the Owner Trustee and any holders of Rated Securities, prompt notice of such failure or delay by the Maintenance Provider, together with a description of the Maintenance Provider’s efforts to so perform its obligations.
     (b) In addition to the provisions of Section 6.01(c) of the Basic Administration Agreement, if a Maintenance Provider Default shall have occurred and be continuing with respect to the [___]-[_] SUBI, the Trustee on behalf of the Trust shall, at the direction of the holder of the [___]-[_] SUBI Certificate, by notice given to the Administrative Agent, each Rating Agency and the Related Beneficiary, terminate the rights and obligations of the Maintenance Provider under this Administration Supplement in accordance with such Section. In the event the Maintenance Provider is removed as maintenance provider with respect to servicing the [___]-[_] SUBI Assets, subject to the consent of the Trustee, the holder of the [___]-[_] SUBI Certificate shall appoint a successor Maintenance Provider. The successor Maintenance Provider shall accept its appointment by a written assumption in a form acceptable to the Trustee. Such successor Maintenance Provider shall be approved by the Trustee, such approval not to be unreasonably withheld. With respect to any Maintenance Provider Default related to the [___]-[_] SUBI Assets, the Trustee, acting at the direction of the holder of the [___]-[_] SUBI Certificate, may waive any default of the Maintenance Provider. For purposes of this Section, so long as the Lien of the Indenture is in place, the holder of the [___]-[_] SUBI Certificate shall be deemed to be the Indenture Trustee (as Registered Pledgee of the [___]-[_] SUBI Certificate) acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders.
ARTICLE THIRTEEN
MISCELLANEOUS
     Section 13.01. Termination of Supplement. This Administration Supplement shall terminate upon the earlier to occur of (i) the termination of the [___]-[_] SUBI or (ii) the resignation or removal of the Administrative Agent with respect to the [___]-[_] SUBI in accordance with the terms of the Administration Agreement. Any such termination hereunder shall effect a termination only with respect to the [___]-[_] SUBI Assets and not as to Trust Assets allocated to any other Sub-Trust, and shall not effect a termination of the Basic Administration Agreement or any other Administration Supplement.

     Section 13.02. Governing Law. This Administration Supplement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).
     Section 13.03. Amendment. Notwithstanding the foregoing, this Administration Supplement (and, accordingly, the Basic Administration Agreement, insofar as it relates to the [___]-[_] SUBI) may be amended from time to time by the parties hereto (including to change the remittance schedule for depositing SUBI Collections and other amounts into the [___]-[_] SUBI Collection Account) (i) upon confirmation from each Rating Agency to the effect that such amendment would not cause a Rating Event or (ii) upon receipt of the consent of holders of Rated Securities affected thereby holding not less than a Majority Interest, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Administration Supplement or modifying in any manner the rights of the holders of Rated Securities; provided, however, that (a)(1) no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections or payments in respect of the [___]-[_] SUBI or the [___]-[_] SUBI Certificate or distributions (or the interest rate thereon) required to be made on any Rated Securities and (2) no amendment of any type shall reduce the percentage of the aggregate principal amount of Rated Securities required to consent to any such amendment, in each case without the consent of all the holders or 100% of all outstanding Rated Securities, as the case may be, and (b) an Opinion of Counsel is delivered to the effect that, in addition to the information required by Section 8.02(b)(ii) of the Basic Administration Agreement, after such amendment, the Trust Certificates will properly be characterized as indebtedness that is secured by the assets of the Trust.
     Section 13.04. Relationship of this Administration Supplement to Other Trust Documents. Unless the context otherwise requires, this Administration Supplement and the other Trust Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this Administration Supplement and (i) the Origination Trust Agreement, with respect to the administration and servicing of any Trust Assets, the provisions of this Administration Supplement shall prevail and (ii) the Basic Administration Agreement, the provisions of this Administration Supplement shall control.
     Section 13.05. Binding Effect. The provisions of this Administration Supplement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, and all such provisions shall inure to the benefit of the Trustee on behalf of the Trust.
     Section 13.06. Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     Section 13.07. Counterparts. This Administration Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

     Section 13.08. Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this Administration Supplement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.
     Section 13.09. Third-Party Beneficiaries. The Issuer, each holder or registered pledgee of the [___]-[_] SUBI and each Related Beneficiary shall be third-party beneficiaries of the Administration Agreement. Except as otherwise provided in the Administration Agreement, no other Person shall have any rights hereunder.
     Section 13.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.
     Section 13.11. No Petition. The Administrative Agent and the Maintenance Provider, by entering into this Agreement, in addition to provisions of Section 8.14 of the Basic Administration Agreement, hereby covenant and agree that they will not institute, or join in instituting, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding, or other Proceeding under federal or state bankruptcy or similar laws for a period of one year and a day after payment in full of the Securities, against the Transferor or the Issuer; provided, however, that 100% of the Noteholders, or, if no Notes are then outstanding, the Trust Certificateholders (in each case excluding the Transferor and any of its Affiliates) may at any time institute or join in instituting any bankruptcy, reorganization, insolvency or liquidation proceeding against the Transferor or the Issuer.
     Section 13.12. Series Disclaimer and Acknowledgment. The parties hereto acknowledge and agree that the Origination Trust is organized in series pursuant to Section 3804(a) and 3806(b)(2) of the Business Trust Statute. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Origination Trust shall be enforceable against the assets of such series of the Origination Trust only, and not against the assets of the Origination Trust generally or the assets of any other series of the Origination Trust or against the Trustee of the Origination Trust. There may be several series of the Origination Trust created pursuant to the Origination Trust Agreement of the Origination Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this Administration Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

RYDER TRUCK RENTAL LT

By:	RTRT, INC.,
as Trustee

By:
Name:
Title:

RYDER TRUCK RENTAL I LP,
as UTI Beneficiary

By:	RYDER TRUCK RENTAL I LLC,
as General Partner

By:	RTR LEASING I, INC.,
as Manager

By:
Name:
Title:

RYDER TRUCK RENTAL II LP,
as UTI Beneficiary

By:	RYDER TRUCK RENTAL II LLC,
as General Partner

By:	RTR LEASING I, INC.,
as Manager

By:
Name:
Title:

RYDER TRUCK RENTAL, INC., as Administrative Agent
By:
Name:
Title:

RYDER TRUCK RENTAL, INC., as Maintenance Provider
By:
Name:
Title:

EXHIBIT A
SCHEDULE OF [___]-[_] VEHICLES
[Omitted. Copies on file with the Administrative Agent, the Trustee and the Owner Trustee.]

A-1

EXHIBIT B
FORM OF ANNUAL CERTIFICATION

Re:	The Administration Supplement dated as of [ ], 20[ ] (the “Agreement”), among RYDER TRUCK RENTAL LT (the “Origination Trust”), RYDER TRUCK RENTAL I LP and RYDER TRUCK RENTAL II LP (the “UTI Beneficiaries”) and RYDER TRUCK RENTAL, INC., as the administrative agent (in such capacity, the “Administrative Agent”) and as maintenance provider (in such capacity, the “Maintenance Provider”).
     I,                                          , the                                           of [NAME OF COMPANY] (the “Company”), certify to the Issuer and the Transferor, and their officers, with the knowledge and intent that they will rely upon this certification, that:
     (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the [___]-[_] Leases and [___]-[_] Vehicles by the Company during 20[ ] that were delivered by the Company to the Issuer and the Transferor pursuant to the Agreement (collectively, the “Company Servicing Information”);
     (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;
     (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Issuer and the Transferor;
     (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the

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Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and
     (5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Issuer, the Administrator, the Transferor and the Trustees. Any material instances of noncompliance described in such reports have been disclosed to the Issuer, the Administrator and the Transferor. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

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EXHIBIT C
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
     The assessment of compliance to be delivered by the Administrative Agent shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the receivables are maintained.	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

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Reference	Criteria
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of receivables serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on receivables is maintained as required by the transaction agreements or related receivables documents.

1122(d)(4)(ii)	Receivables and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on receivables, including any payoffs, made in accordance with the related receivables documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related receivables documents.

1122(d)(4)(v)	The Servicer’s records regarding the receivables agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s receivables (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a receivable is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent receivables including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for receivables with variable rates are computed based on the related receivables documents.

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Reference	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s receivables documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable receivables documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related receivables, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

By:
Name:
Title:

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